Exhibit 10.7

Name	Position	2006 Bonus (1)

Kit M. Cole	Chief Executive Officer	49,984

Mark Garwood	President/	85,687
	Chief Executive Officer
	Tamalpais Bank
	Interim Chief Executive Officer
	Epic Wealth Management

Michael Moulton	Chief Financial Officer	37,722
	Executive Vice President,
	Chief Financial Officer
	Tamalpais Bank
	Chief Financial Officer
	Epic Wealth Management

(1) Paid in 2006 but based on 2005 performance